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                                                                   EXHIBIT 10.35


                      AMERICAN COIN MERCHANDISING, INC.

                                 AMENDMENT TO

                    AMENDED AND RESTATED STOCK OPTION PLAN

                  APPROVED BY THE DIRECTORS AND SHAREHOLDERS

                                      on

                                July 17, 1995

Effective October 1, 1997, the Board of Directors of American Coin Merchandising, Inc. (the "Company") adopted an amendment to the Company's Amended and Restated Stock Option Plan (the "Plan") so that section 4(a) of the Plan was amended and restated to read as follows:

"4.     SHARES SUBJECT TO THE PLAN.

        (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate one million four hundred thousand (1,400,000) shares of the Company's Common Stock. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan."





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